THIRD AMENDMENT TO AMENDED AND RESTATED VOTING AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED VOTING AGREEMENT (this “Amendment”) is effective as of the Effective Date (as defined below) by and among Acura Pharmaceuticals, Inc. (f/k/a Halsey Drug Co., Inc.), a New York corporation (the "Company"), Care Capital Investments II, LP ("Care Capital"), Essex Woodlands Health Ventures V, L.P. ("Essex"), Galen Partners III, LP ("Galen") and GCE Holdings LLC (“GCE”).

WHEREAS, the parties to this Amendment (other than GCE) are parties to a certain Amended and Restated Voting Agreement dated as of February 6, 2004 (the “Original Agreement”);

WHEREAS, the parties to this Amendment are also parties to a certain Joinder and Amendment to Amended and Restated Voting Agreement dated as of November 9, 2005 (the “First Amendment,”), which amended the Original Agreement in certain respects;

WHEREAS, GCE and the Company are also parties to a certain Second Amendment to Amended and Restated Voting Agreement dated as of January 24, 2008 (the “Second Amendment,”), which amended the Original Agreement in certain respects;

WHEREAS, the Original Agreement, the First Amendment, the Second Amendment and this Amendment are herein collectively the “Agreement”;

WHEREAS, GCE is transferring its shares of the Company to Care Capital, Galen and Essex and certain of their affiliates and the parties wish to further amend the Original Agreement to clarify their respective rights with respect to the designation of directors effective upon such transfer; and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Original Agreement, as amended by the First Amendment and the Second Amendment.

NOW, THEREFORE, the parties to this Amendment, hereby agree and consent as follows:

1.           Amendments to Section 2. Section 2 of the Original Agreement (as amended by the First Amendment and the Second Amendment) is hereby deleted and the following is inserted in its place:

“2.          Election of Director Nominees. Commencing upon the Company's next upcoming meeting of shareholders, each Party and Care Capital, Galen and Essex (each of Care Capital, Galen and Essex being referred to as a “Designating Party”) agree as follows:

(a)          Each Party holding any of the Company’s securities (collectively, the "Securities") shall vote its Securities, and take or cause to be taken such other actions, as may be required from time to time to (i) ensure that the Board of Directors consists of no more than seven directors (or in the event clause (ii)(C) requires the election of more than three directors, then seven plus the number of independent directors in excess of three required by such clause), (ii) elect to the Board of Directors of the Company (A) one (1) person designated by each Designating Party, (B) one person who shall be the Chief Executive Officer of the Company, and (C) the greater of (xx) three (3) person or (yy) a number of directors such that the majority of the Board of Directors shall consist of independent directors, in the case of each of (xx) and (yy) who shall be independent directors (as defined in Rule 5605 of the NASDAQ Marketplace Rules, as may be modified or supplemented) nominated and elected to the Board of Directors by the then current directors. Without limiting the generality of the foregoing, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which the shareholders of the Company have the right to elect directors of the Company, in each such event, each Party shall vote all Securities owned by them (or shall consent in writing in lieu of a meeting of shareholders of the Company), or take such other actions as shall be necessary, to elect the Designating Parties’ designees as director of the Company in accordance with the preceding provisions of this Section 2(a);

(b)          Each Party shall take all actions necessary to remove forthwith the director designated by a Designating Party when such removal is requested for any reason, with or without cause, by such Designating Party. In the case of the death, resignation or removal as herein provided of a Designating Party's designee, each Party shall vote all Securities held by it to elect another person designated by such Designating Party pursuant to Section 2(a);

(c)          Each Party hereby agrees that it will not vote any of its Securities in favor of the removal of any director that shall have been designated by a Designating Party, unless the Designating Party shall have consented to such removal in writing;

In the event that any Party shall fail to vote the Securities held by it in accordance with Section 2(a) and (b), such Party shall, upon such failure to so vote, be deemed immediately to have granted to each Designating Party a proxy to vote its Securities solely for the election of the nominee of such Designating Party or the removal of such Designating Party's designated director, as the case may be. Such Party acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed;

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(d)          No Party shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Securities held by such Party, or enter into any shareholder agreement or arrangement of any kind with any person with respect to the Securities held by such person that is, in either case, inconsistent with the terms of this Agreement (whether or not such agreement and arrangement was or is with other shareholders of the Company that are or are not parties to this Agreement);

(e)          The Company shall take, or cause to be taken, such actions as may be required from time to time to establish and maintain executive, audit and compensation committees of the Board of Directors, as well as such other committees of the boards of directors of the Company as the Board of Directors shall determine, having such duties and responsibilities as are customary for such committees. The designees of each Designating Party shall be, if so requested by the Designating Party, in its sole discretion, a member of each such committee, if in the case of the audit and compensation committees, they are independent under the standards of NASDAQ Market Place Rules established for each such committee; and

(f)          The rights of a Designating Party to designate a director pursuant to Section 2(a) shall terminate on the date such Designing Party ceases to be a holder of at least three million (3,000,000) Share Equivalents (“Minimum Threshold”), with the additional forfeited seat becoming a seat for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors. For purposes hereof, Share Equivalents means common stock of the Company and/or shares of common stock of the Company underlying warrants. Whenever this Agreement refers to Care Capital, Essex or Galen holding or owning a certain number of Share Equivalents, such ownership or holdings shall include ownership by their affiliates, including without limitation, in the case of Galen, Share Equivalents held by Galen Partners International III, L.P. and Galen Employee Fund III, L.P and in the case of Care Capital, Share Equivalents held by Care Capital Offshore Investments II, LP.”

2.           Amendments to Section 7. Section 7 of the Original Agreement (as amended by the First Amendment and the Second Amendment) is hereby deleted and the following is inserted in its place:

"7. Term. Except as provided in Sections 2(f) and 6 hereof, this Agreement and the Parties' obligations hereunder shall continue in effect for so long as any of Care Capital, Essex or Galen or any of their affiliates owns the Minimum Threshold (as determined in accordance with Section 2(f)).”

3.           Amendments to Section 8. Section 8 of the Original Agreement (as amended by the First Amendment and the Second Amendment) is hereby deleted and the following is inserted in its place:

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"8.    Amendment. Any term of this Agreement or the powers granted hereunder may be amended and the observance of any such term or power may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of a majority of the Securities then subject to this Agreement, which majority must include each of Care Capital, Essex and Galen (in each case, only so long as it continues to hold the Minimum Threshold, determined in accordance with Section 2(f)).”

4.           Amendments to Section 9(a). Section 9(a) of the Original Agreement (as amended by the First Amendment and the Second Amendment) is hereby deleted and the following is inserted in its place:

“Binding Effect. (a) This Agreement and the powers granted hereunder shall be binding upon, and shall inure to the benefit of, Care Capital, Essex and Galen and the Parties.”

5.           Amendments to Section 12. Section 12 of the Original Agreement (as amended by the First Amendment and the Second Amendment) is hereby deleted.

6.           Amendment. Any term of this Amendment or the powers granted hereunder may be amended and the observance of any such term or power may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of a majority of the Securities then subject to this Agreement, which majority must include the shares of each of Galen, Care Capital and Essex (in each case, only so long as it continues to hold the Minimum Threshold, determined in accordance with Section 2(f)) of the Agreement).

7.           Successors and Assigns. Except as otherwise provided herein, this Amendment shall inure to the benefit of, and be binding upon and enforceable against, the parties to the Original Agreement (as amended by the First Amendment and the Second Amendment) and their respective successors, assigns, heirs, executors and administrators.

8.           Counterparts. This Amendment may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

9.           Notices. For purposes of Section 10 of the Original Agreement, all notices, demands or other communications to Galen, Care and Essex shall be directed to the address set forth on the signature page hereto.

10.         Effect of Amendment. Except as expressly provided herein, no other changes or modifications or waivers or consents to the Original Agreement (as amended by the First Amendment) are intended or implied, and in all other respects the Original Agreement (as amended by the First Amendment) is hereby ratified and confirmed by all parties hereto as of the effective date hereof.

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11.         Governing Law. This Amendment and rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Amendment were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

12.         Effective Date. This amendment shall be effective concurrent with the transfer by GCE of at least 32,000,000 Share Equivalents in the aggregate to Care Capital, Galen and Essex, or their respective affiliates (the “Effective Date”).

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Amended and Restated Voting Agreement as of the date first above written.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert B. Jones
Name: Robert B. Jones
Title: President and Chief Executive Officer

GCE HOLDINGS LLC

By:	/s/ Zubeen Shroff
Name: Zubeen Shroff
Title: Managing Member of Claudius, LLC
	Address:	c/o Galen Partners III, L.P.
680 Washington Blvd
Stamford, CT 06901

GALEN PARTNERS INTERNATIONAL,	CARE CAPITAL INVESTMENTS II, LP
III, L.P.	By: Care Capital II, LLC, as general partner
By: Claudius, L.L.C., General Partner	47 Hulfish St., Suite 310
680 Washington Blvd.	Princeton, NJ 08542
Stamford, CT 06901

/s/ Zubeen Shroff	By:	/s/ David Ramsay
By: Zubeen Shroff	Name: David R. Ramsay
Its: General Partner	Title: Authorized Signatory

ESSEX WOODLANDS HEALTH
VENTURES V, L.P.
21 Waterway Avenue, Suite 225
The Woodlands, TX 77380

/s/ Immanuel Thangaraj
By: Immanuel Thangaraj
Its: Managing Director

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